(513) 345-5767

                                                    October 17, 1997


            The Computer Store, Inc.
            Mr. Arthur M. Cox
            Mr. Ronald D. Hildreth
            Mr. Jeffrey F. Hipp
            G. Marcus Knight, Esq.
            Nexsen Pruet Jacobs & Pollard, LLP
            1441 Main Street, Suite 1500
            Columbia, South Carolina  29202

                 RE:  Agreement and Plan of Reorganization Between
            Pomeroy Computer Resources of South Carolina, Inc. and The Computer Store, Inc.

            Dear Mr. Cox, Mr. Hildreth and Mr. Hipp:

                 We have acted as counsel to Pomeroy Computer Resources,
            Inc. and Pomeroy Computer Resources of South Carolina, Inc. in connection with the execution and delivery of the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of October 17, 1997 by, between and among Pomeroy Computer Resources of South Carolina, Inc., Pomeroy Computer Resources, Inc., The Computer Store, Inc., Arthur M. Cox, Ronald D. Hildreth and Jeffrey F. Hipp.

                 This opinion is given to you pursuant to Section
            11.3(d)(vi) of the Merger Agreement. The terms defined in the Merger Agreement and not otherwise defined herein shall have the meaning given those terms in the Merger Agreement.

                 We have examined such certificates of public officials,
            corporate documents and records and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein.

                 Except for the signing by Pomeroy Computer Resources,
            Inc. of the Guarantees of Employment Agreements and the Merger Agreement and except for the signing by Pomeroy Computer Resources of South Carolina, Inc. of the Merger Agreement and other documents referred to therein, we have assumed the genuineness of all signatures on, the legal capacity of all signing parties to and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
                               E-213
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                 We have not made an independent review of the laws of
            any state or jurisdiction other than Delaware, Ohio, South Carolina and the United States. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the United States and the States of Delaware, Ohio and South Carolina.



                 The opinions hereinafter expressed are qualified to the
            extent that (i) the enforceability of any provisions in the documents, or any rights granted to you pursuant to the documents, are subject to and may be affected by applicable state and/or federal bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws, or similar laws affecting the rights of creditors or debtors generally,
            (ii) the enforceability thereof may be limited by the application of general principles of equity and matters of public policy, (iii) any provisions requiring payment of attorneys' fees may not be enforceable, and (iv) no opinion is expressed as to enforceability of (a) self-help provisions, (b) waiver of Constitutional rights, (c) provisions related to warrants of attorney to confess judgment, and (d) provisions related to waiver of remedies (or to the delay or omission of enforcement thereof), disclaimers, liability limitation with respect to third parties, liquidated damages or the creation of remedies not available under state law. Further, we are not opining on the legality of any interest or charges under any applicable usury laws.

                 Based upon and subject to the foregoing, we are of the
            opinion that:

                 (i) Pomeroy Computer Resources, Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware;

                 (ii) Pomeroy Computer Resources of South Carolina, Inc.
            is a corporation duly organized and validly existing under the laws of the State of South Carolina;

                 (iii) The Merger Agreement and other documents relating thereto, or arising by reason of such Merger Agreement, to which Pomeroy Computer Resources of South Carolina, Inc. is a party, and/or to which Pomeroy Computer Resources, is a party, have been approved, executed and delivered pursuant to proper corporate authority and are the legal, valid and binding obligation of Pomeroy Computer Resources of South Carolina, Inc. and/or Pomeroy Computer Resources, Inc., as applicable, enforceable in accordance with their terms.

                 (iv) All other documentation to be executed by Pomeroy
            Computer Resources of South Carolina, Inc. required to effectuate the merger of CSI into Pomeroy Computer Resources of South Carolina, Inc. contemplated by the Merger Agreement and delivered pursuant thereto have been properly executed and are valid and enforceable in accordance with their terms.

                 (v) The Employment Agreements executed by Pomeroy Computer Resources of South Carolina, Inc. with Mr. Arthur
            M. Cox, Mr. Ronald D. Hildreth and Mr. Jeffrey F. Hipp, respectively, and the Guarantees of such Employment Agreements executed by Pomeroy Computer Resources, Inc. have been approved, executed and delivered pursuant to proper corporate authority and are the legal, valid and binding obligation of such respective party enforceable in accordance with their terms.

                 This opinion is rendered solely for your reliance in
            connection with the execution, delivery, and performance of the Merger Agreement and other documents relating thereto. It may not be relied upon by any other person or for any other purpose without the prior written consent of this firm.

                                                    Very truly yours,

                                                    LINDHORST & DREIDAME



                                                    James H. Smith III


            JHS/cae
            ??







            The Computer Store, Inc.
            Mr. Arthur M. Cox
            Mr. Ronald D. Hildreth
            Mr. Jeffrey F. Hipp
            Mark Knight, Esq.
            October 17, 1997
                               E-215
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